Exhibit 10.23

Indemnification Agreement

This Indemnification Agreement (this “Agreement”) is entered into by and between iPower, Inc., a Nevada corporation having its principal place of business at 2399 Bateman Avenue, Duarte, California 91010 (the “Company”) on the one hand, and D.A. Davidson & Co., with a place of business listed on the signature page hereto (“D.A. Davidson”), Roth Capital Partners, LLC, with a place of business listed on the signature page hereto, and US Tiger Securities, Inc., with a place of business listed on the signature page hereto (individually an “Underwriter” and together “the Underwriters”) on the other hand effective as of April 26, 2021 (“Effective Date”).

RECITALS

The Company is negotiating to enter into a certain Underwriting Agreement with D.A. Davidson as representative of the Underwriters (the “Underwriting Agreement”). On or about August 31, 2020, the Company (then known as BZRTH Inc.) entered into a letter agreement with Boustead Securities, LLC (“Boustead”) entitled “Proposed Pre-IPO Offering, IPO and Corporate Finance Transactions” (the “Boustead Agreement”). No later than February 2021, the Company informed D.A. Davidson that it had effectively terminated the Boustead Agreement. On April 15, 2021, the Company provided formal written notice to Boustead that it was terminating the Boustead Agreement. On April 16, 2021, Boustead informed the Company of its contention that the Company breached the terms of the Boustead Agreement.

This Agreement supplements, but does not replace, any other agreements between the parties, whether entered into before or after the Effective Date.

AGREEMENT

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Underwriters hereby agree as follows:

1.                  Defined Terms and Phrases. For purposes of this Agreement, the following terms shall have the following meanings:

(a)               “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in a Proceeding. Expenses also shall include any of the forgoing expenses incurred in connection with any appeal resulting from any Proceeding, including the principal, premium, security for, and other costs relating to any costs bond, supersedes bond, or other appeal bond or its equivalent. Expenses also shall include any interest, assessment or other charges imposed thereon and costs incurred in preparing statements in support of payment requests hereunder. Expenses further include all amounts paid in settlement by Indemnitee and/or the amount of any judgments or fines against Indemnitee.

(b)               “Indemnitee(s)” shall mean an Underwriter together with their parents, affiliates, agents and subsidiaries and shall include each of their officers, directors, employees and consultants.

(c)               “Proceeding” shall include any actual, threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by Boustead or any equity owner, officer or director or assignee of Boustead, a government agency, or the Company, whether in the right of the Company or otherwise, and whether of a civil (including intentional or unintentional tort claims), administrative, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which one or more Indemnitee or any Indemnified Party was, is, will or might be involved as a party, non-party witness, recipient of a subpoena or document request, or otherwise by reason of any action (or failure to act) taken by the Company in connection with or related to the Boustead Agreement or the Company’s dealing with Boustead.

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2.                  Indemnification. To the fullest extent permitted by applicable law, the Company hereby agrees that it shall indemnify and defend the Indemnitee if the Indemnitee was or is o be made, a party to or a participant (as a witness or otherwise) in any Proceeding, against all Expenses and judgments, fines and amounts paid in settlement or actually incurred by the Indemnitee in connection with such Proceeding. Company hereby approves the engagement of the law firm of Orrick, Herrington & Sutcliffe LLP in connection with any Proceeding hereunder and/or such other law firm as an Indemnitee reasonably engages. Company shall advance all Expenses therefore in accordance with the terms and conditions hereof. Company acknowledges and agrees that, while Company shares a common interest in the Proceeding, it shall not be represented by counsel engaged by any Indemnitee.

3.                  Indemnification Procedure.

(a)               Reimbursement of Expenses. To the fullest extent permitted by applicable law, the Company shall reimburse Indemnitee for all Expenses actually and reasonably incurred by Indemnitee in connection with a Proceeding within thirty (30) days after receipt by the Company of a statement requesting such reimbursement from time to time, whether prior to or after final disposition of any Proceeding. Such reimbursement shall include payment of any retainers requested by counsel or other third party engaged by Indemnitee in connection with a Proceeding and all reimbursement requests shall be accompanied by invoices or other statements evidencing such Expenses. Such reimbursement payments shall be unsecured and interest free and shall be made without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee shall be entitled to continue to receive reimbursement of Expenses pursuant to this Section 3(a) unless and until the matter of Indemnitee’s entitlement to indemnification hereunder has been finally adjudicated by court order or judgment from which no further right of appeal exists. If, and to the extent that, it ultimately is determined that Indemnitee is not entitled to be indemnified by the Company under the other provisions of this Agreement, Indemnitee shall not be required to refund to or repay the Company for any Expenses incurred and reimbursed by the Company.

(b)               Notice and Cooperation by Indemnitee. Indemnitee shall notify the Company in writing upon being served with any summons, subpoena, or complaint for which indemnification will be sought under this Agreement. In addition, Indemnitee shall give the Company such additional information related to the Proceeding as the Company may reasonably request. Indemnitee’s failure to so notify, provide information and otherwise cooperate with the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, except to the extent that the Company is actually adversely affected by such failure.

(c)               Payment Directions. To the extent payments are required to be made hereunder, the Company shall, in accordance with Indemnitee’s request (but without duplication), (i) pay such Expenses on behalf of Indemnitee, or (ii) reimburse Indemnitee for such Expenses. Orrick, Herrington & Sutcliffe and/or such other counsel as an Indemnitee reasonable engages shall submit invoices separately to the Company.

(d)               Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(e)               Settlement Discussions. Indemnitee shall have approval authority over any settlement reached between Company and any claimant in any Proceeding in which the Indemnitee is involved as a defendant; which approval shall not be unreasonably withheld or delayed. Indemnitees also have full rights to settle or otherwise resolve the Proceeding on their own behalf as well; provided, that to the extent that the Company is obligated to indemnify Indemnitees with respect to any such settlement, the Company shall have approval authority over any settlement; such approval not to be unreasonably withheld or delayed .

4.                  Attorneys’ Fees. In the event that any litigation is instituted by an Indemnitee under this Agreement to enforce or interpret any of the terms hereof, the Company shall indemnify such Indemnitee against all Expenses actually and reasonably incurred by Indemnitee and the Indemnified Parties in connection with such litigation, unless a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee as a basis for such litigation were not made in good faith or were frivolous. In the event of litigation instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by the Indemnitees in connection with such litigation (including with respect to Indemnitees’ counterclaims and cross-claims made in such action), unless a court of competent jurisdiction determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

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5.                  Miscellaneous.

(a)               Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b)               Supplemental Agreement; Binding Effect. The indemnification provided under this Agreement applies with respect to events occurring before or after the effective date of this Agreement and shall continue to apply even after any termination or expiration of any other Agreement between the parties. This Agreement supplements, but does not replace, any other agreement between the parties.

(c)               Representations and Warranties. The Company and Indemnitees each represent and warrant that they have the authority to enter into this agreement.

(d)               Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(e)               Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by email or 48 hours after being sent by nationally-recognized courier or deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(f)                Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)               Successors and Assigns. This Agreement shall be binding upon the Company and its successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, and inure to the benefit of the Indemnitees and the Indemnified Parties and each of their successors and assigns. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitees, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(h)               Company Position. The Company shall be precluded from asserting, in any litigation brought for purposes of establishing, enforcing or interpreting any right to indemnification under this Agreement, that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(i)                 Remedies. If any action at law or in equity is necessary to enforce or interpret the terms of any of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[Signature Page Follows]

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The parties have executed this Agreement as of the date first set forth above.

the company:

iPower, Inc.
2399 Bateman Avenue
Duarte, CA 91010

By: /s/ Kevin Vassily
(Signature)

Name: Kevin Vassily

Title: Chief Financial Officer

INDEMNITEE:

D.A. Davidson & Co.
611 Anton Blvd., Suite 600
Costa Mesa, CA 92626

By: /s/ Joe Schimmelpfennig
(Signature)

Name: Joe Schimmelpfennig

Title: Managing Director

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INDEMNITEE:

Roth Capital Partners, LLC
888 San Clemente Drive
Newport Beach, CA 92660

By: /s/ Hershel Gerson
(Signature)

Name: Hershel Gerson

Title: Managing Director

INDEMNITEE:

US Tiger Securities, Inc.
437 Madison Avenue, 27th Floor
New York, New York 10022

By: /s/ Tony Tian
(Signature)

Name: Tony Tian

Title: Head of ECM

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